Exhibit 10.8

Amended and Restated Non-Employee Director Deferral Program

Adopted March 23, 2024

Section 1. Purpose and Effect.

(a) This Non-Employee Director Deferral Program (the “Program”) is being adopted effective as of June 1, 2018 under the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan or any successor plan (the “Plan”). The Program authorizes the ability to elect to defer income that would otherwise be recognized by directors who are not also employees of the Company or one of its Affiliates (“Non-Employee Directors”) upon their receipt of the annual retainer payable to Non-Employee Directors, which is payable in quarterly installments in the form of fully vested shares of Stock and cash. The Program shall be subject to the provisions of the Plan and the terms and conditions set forth in this document. Capitalized terms used, but not defined below shall have the meaning given such terms in the Plan.

(b) In accordance with the rules set forth herein, Non-Employee Directors may elect to defer the receipt of all or a portion of the annual retainer to which they are otherwise entitled by making a timely deferral election in accordance with the provisions of this document (a “Deferral Election”). For the avoidance of doubt, Non-Employee Directors may make Deferral Elections with respect to the portion of the annual retainer payable in cash (including cash fees paid for service as the Chair of a committee of the Board or Lead Independent Director) (“Cash Fees”) and/or the portion of the annual retainer payable in fully vested shares of Stock (“Stock Fees”). Non-Employee Directors who elect to defer Cash Fees must also elect whether such deferred Cash Fees will be settled in shares of Stock or cash. All Deferral Elections in respect of Stock Fees and all Deferral Elections in respect of Cash Fees for which the Non-Employee Director elects to receive settlement in shares of Stock shall hereinafter be referred to as “Stock Deferral Elections,” and all Deferral Elections in respect of Cash Fees for which the Non-Employee Director elects to receive settlement in cash shall hereinafter be referred to as “Cash Deferral Elections.”

(c) This Program will be administered under the supervision of the Nominating and Corporate Governance Committee of the Board (the “Committee”), and the Committee will prescribe guidelines and forms for the implementation and administration of this Program. The Committee’s decisions in its administration of this Program are final, conclusive, and binding on all Persons. The Committee may amend, suspend, or terminate this Program at any time and for any reason; provided, however, that no amendment, suspension or termination will, without the consent of the Non-Employee Director, impair the rights or obligations of a Non-Employee Director hereunder with respect to any award previously granted under this Program.

Section 2. Deferral Election.

(a)
To elect a deferral, a Non-Employee Director must make a Deferral Election in accordance with this Program on or before December 31 of the year preceding the year in which the annual retainer would otherwise have been earned (except for calendar year 2018). A Non-Employee Director who is newly elected to the Board may make a Deferral Election within thirty (30) days after the date of being elected to the Board provided that such Deferral Election may only relate to payments that relate to services performed after the date such Deferral Election is

Exhibit 10.8

made, as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing, with respect to calendar year 2018, a Non-Employee Director may make a Deferral Election in accordance with this Program on or before June 30, 2018, and any such Deferral Election shall only relate to payments that relate to services performed by the Non-Employee Director during the period commencing on the later of (i) June 1, 2018 and (ii) the day after the date such Deferral Election is made, and ending on February 28, 2019.
(b)
A Deferral Election made pursuant to this Section 2 shall be timely made in writing and shall specify the time of payment in accordance with the rules for payment under Section 4 of this Program. Any Deferral Election made pursuant to this Section 2 shall be irrevocable.

(c) Deferral Elections made pursuant to this Program must be made in writing in such form as determined by the Committee, and shall be subject to such other procedural rules as the Committee may establish. The Deferral Election forms must be received by the Company (to the attention of the individual specified in the Deferral Election) by the time prescribed in Section 2(a) of this Program.

Section 3. Deferral Account. A deferral account (“Deferral Account”) shall be established and maintained for each Non-Employee Director who has made a Deferral Election, subject to the following rules:

(a) For each Stock Deferral Election, a vested deferred Stock Unit (a “Deferred Stock Unit”) shall be credited to the Non-Employee Director’s Deferral Account as of each date on which the applicable portion of the annual retainer otherwise would have been paid to the Non-Employee Director (whether in Stock or cash) (each such date, a “Quarterly Deferral Date”). With respect to any Stock Fees deferred by a Non-Employee Director pursuant to a Stock Deferral Election, the number of Deferred Stock Units that shall be credited to the Non-Employee Director’s Deferral Account shall be equal to the number of shares of Stock that otherwise would have been paid to the Non-Employee Director on the applicable Quarterly Deferral Date in respect of such Stock Fees, rounded to the nearest whole unit. With respect to any Cash Fees deferred by a Non-Employee Director pursuant to a Stock Deferral Election, the number of Deferred Stock Units that shall be credited to the Non-Employee Director’s Deferral Account shall be equal to the amount of such Cash Fees that otherwise would have been paid to the Non-Employee Director on the applicable Quarterly Deferral Date divided by the Fair Market Value of a share of Stock on such Quarterly Deferral Date, rounded to the nearest whole unit. No Stock underlying a Deferred Stock Unit will be issued to a Non-Employee Director until the Payment Date, as specified in Section 4 of this Program.

(b) With respect to each Deferred Stock Unit credited to the Non-Employee Director’s Deferral Account pursuant to Section 3(a), the Non-Employee Director’s Deferral Account shall be credited, on a quarterly basis as of each subsequent Quarterly Deferral Date, with additional Deferred Stock Units (each, an “Additional Deferred Stock Unit”) in respect of each cash dividend declared by the Company on the outstanding shares of Stock, and for which a record date occurs, between the date the Deferred Stock Unit is credited to the Non-Employee Director’s Deferral Account and the Quarterly Deferral Date in question. The number of Additional Deferred Stock Units to be credited to the Non-Employee Director’s Deferral Account as of each Quarterly Deferral Date in respect of such dividends shall be equal to (i) the product of (A) the number of

Exhibit 10.8

Deferred Stock Units as of the immediately preceding Quarterly Deferral Date and (B) the aggregate applicable dividend amount for all dividends for which a record date occurs between such immediately preceding Quarterly Deferral Date and the Quarterly Deferral Date in question, divided by (ii) the Fair Market Value of a share of Stock on the Quarterly Deferral Date in question. Additional Deferred Stock Units, if any, shall be credited to Deferral Accounts on a quarterly basis on or as soon as practicable following each Quarterly Deferral Date; provided, however, that with respect to the quarterly period during which a Non-Employee Director’s Payment Date (as defined below) occurs, Additional Deferred Stock Units in respect of any cash dividends declared by the Company since the immediately preceding Quarterly Deferral Date prior to the Non-Employee Director’s Payment Date shall be credited as of the later of (x) the Payment Date and (y) the payment date of the most recent dividend declared during such quarterly period. With respect to each crediting of Additional Deferred Stock Units pursuant to this Section 3(b), the number of Additional Deferred Stock Units credited as of each Quarterly Deferral Date to each Non-Employee Director’s Deferral Account shall be rounded to the nearest whole unit.

(c) With respect to each Cash Deferral Election, a cash amount shall be credited to the Non-Employee Director’s Deferral Account as of each Quarterly Deferral Date. The amount credited shall be equal to the amount of Cash Fees that otherwise would have been paid to the Non-Employee Director on such Quarterly Deferral Date.

(d) With respect to all deferred Cash Fees credited to the Non-Employee Director’s Deferral Account pursuant to Section 3(c), the Non-Employee Director’s Deferral Account shall be credited, on a quarterly basis as of each subsequent Quarterly Deferral Date, with an additional cash amount in respect of each cash dividend declared by the Company on the outstanding shares of Stock, and for which a record date occurs, between the immediately preceding Quarterly Deferral Date and the Quarterly Deferral Date in question. The additional cash amount to be credited to the Non-Employee Director’s Deferral Account as of each Quarterly Deferral Date in respect of such dividends shall be equal to (i) the quotient obtained by dividing (A) the amount of deferred cash balance in the Deferral Account as of the immediately preceding Quarterly Deferral Date by (B) the Fair Market Value of a share of Stock on the Quarterly Deferral Date in question, multiplied by (ii) the aggregate applicable dividend amount for all dividends for which a record date occurs between such immediately preceding Quarterly Deferral Date and the Quarterly Deferral Date in question. Additional cash amounts, if any, shall be credited to Deferral Accounts on a quarterly basis on or as soon as practicable following each Quarterly Deferral Date; provided, however, that with respect to the quarterly period during which a Non-Employee Director’s Payment Date occurs, additional cash amounts in respect of any cash dividends declared by the Company since the immediately preceding Quarterly Deferral Date prior to the Non-Employee Director’s Payment Date shall be credited as of the later of (x) the Payment Date and (y) the payment date of the most recent dividend declared during such quarterly period.

(e) The number of Deferred Stock Units credited to the Non-Employee Director’s Deferral Account, if any, shall be appropriately and equitably adjusted to reflect any change in the outstanding shares of Stock of the Company in the event of any stock dividend or other distribution payable in capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other securities of the Company, or other similar corporate transaction or event affecting the shares of Stock.

Exhibit 10.8

(f) Non-Employee Directors who elect to make a Stock Deferral Election in accordance with this Program will have no rights as stockholders of the Company with respect to Deferred Stock Units credited to their Deferral Accounts.

Section 4. Payment of Deferred Amounts.

(a) Payment of the aggregate value in a Non-Employee Director’s Deferral Account shall be made in a lump sum at the time of or in connection with the event specified by the Non-Employee Director in his or her Deferral Election (the “Payment Date”), but in no event later than sixty (60) days following the Payment Date.

(b) Deferred Stock Units credited to a Non-Employee Director’s Deferral Account in respect of Stock Deferral Elections shall be settled solely in the form of whole shares of Stock. The number of whole shares of Stock payable to the Non-Employee Director shall be equal to the number of Deferred Stock Units in the Non-Employee Director’s Deferral Account.

(c) The cash amounts credited to a Non-Employee Director’s Deferral Account in respect of Cash Deferral Elections shall be paid to the Non-Employee Director solely in the form of cash.

(d) In the event a Non-Employee Director dies prior to receiving payment of the aggregate value in his or her Deferral Account, such payment shall be made to the Non-Employee Director’s designated beneficiary(ies) (or, if none, his or her estate) as soon as practicable following the Non-Employee Director’s death (but in no event later than sixty (60) days following such death).

(e) The delivery of shares of Stock hereunder shall be subject to and contingent upon the completion of any registration or qualification of the Stock under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable.

Section 5. Unfunded and Unsecured Program. All Deferral Accounts shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. All Deferral Accounts shall be unfunded for tax purposes and no provision shall be made at any time with respect to segregating assets of the Company for payment of amounts in any Deferral Account. The obligation of the Company to make payments pursuant to this Program constitutes an unsecured but legally enforceable promise of the Company to make such payments.

Section 6. Construction. This Program is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Program will be interpreted and administered to be in compliance with Section 409A of the Code. Any Deferral Election that is inconsistent with Section 409A of the Code shall not be effective. Notwithstanding anything to the contrary in the Plan or this Program, neither the Company, its Affiliates, the Board, nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Non-Employee Director under Section 409A of the Code, and neither the Company, its Affiliates, the Board, nor the Committee will have any liability to any Non-Employee Director or other Person for such tax or penalty.